UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 9, 2007
Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 376-3000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On March 9, 2007, Skyworks Solutions, Inc. (the “Registrant”) provided notice to U.S. Bank National Association, as trustee, commencing the process to redeem $130.0 million in aggregate principal amount of the Registrant’s outstanding 4.75% convertible subordinated notes due November 2007. The redemption date is expected to be March 29, 2007. The redemption price is $1,000 per $1,000 principal amount of notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007	SKYWORKS SOLUTIONS, INC.
	By:	/s/ DAVID J. ALDRICH
		Name:	David J. Aldrich
		Title:	President and Chief Executive Officer